Phunware Issues Statement in Response to Goldenwise Capital Group Letter

Board and Management Reaffirm Confidence in the Company’s 2.0 Strategy, Supported by Strong Balance Sheet and Experienced Leadership

Company Addresses Goldenwise Statements Regarding Capital, Governance, Board Leadership, and Goldenwise’s Interests

AUSTIN, Texas – July 16, 2026 -- Phunware, Inc. ("Phunware" or the "Company") (NASDAQ: PHUN), a mobile-first enterprise guest intelligence platform company delivering location-aware guest intelligence and AI-enabled guest engagement tools, today issued the following statement in response to the amended Schedule 13D and attached open letter recently filed by Goldenwise Capital Group and its principal, Huakun (Richard) Ding (the “Goldenwise Materials”).

Phunware’s Board of Directors (the "Board") and management team value the perspectives of all shareholders and share the common objective of building long-term value. Unfortunately, the Goldenwise Materials do not provide a coherent or actionable long-term value creation plan and contain errors, misleading statements, and mischaracterizations. Goldenwise further demands that the Board act on impractically short and artificial deadlines while threatening litigation, adverse publicity, and proxy activity if Goldenwise’s demands are not accepted within these arbitrary time frames.

In sum, the Goldenwise Materials lack credibility, are disingenuous in their approach to understanding our strategy and governance, demand compromises to our fiduciary processes, contain a number of factual errors including omissions and unsupported assertions, and present a distraction from the Company’s execution of its 2.0 Strategy.

Phunware welcomes input from and constructive engagement with all of its shareholders, and we are united with every shareholder in the goal of creating and building long-term value. However, Goldenwise's communications have followed a revealing pattern: demand expansion of the Board and Board seats before presenting a credible rationale for those actions; refuse the customary protections required for a substantive private dialogue and then complain that the dialogue was limited; demand transparency from others while leaving its own economic exposure opaque; and claim to be constructive while imposing deadlines backed by threats of litigation and publicity. The Company believes that the Board should not place the demands of one shareholder above the interests of all Phunware shareholders.

Phunware’s Board and management team remain focused on executing the Company's 2.0 Strategy, advancing the AI-enabled Guest Intelligence Platform, and seeking to leverage the Company’s technology, customer base, and strong balance sheet into commercial momentum and long-term value for all shareholders. The Goldenwise Materials, however, contain numerous factual errors, material omissions, and unsupported assertions that lack credibility, and the Company does not believe that attempting to address each of them individually would be a productive use of its time and resources. The Company’s strategy is supported by a strong, debt-free balance sheet, an experienced leadership team, and growing product momentum, including inorganic growth. The Company is confident this strategy is the right path forward for Phunware and all of its shareholders.

Goldenwise Has Presented No Credible Value Creation Plan, Just Demands for Board Seats

The Company has engaged with Mr. Ding through multiple video calls and extensive written exchanges. The Company invited him several times to identify a credible and specific operating plan, product strategy, acquisition framework, capital-allocation proposal, or communications plan that differs meaningfully from the course Phunware is already pursuing. The Company also asked him to explain why each of his proposed Board nominees is necessary and what specific value each would add to the Board and the Company.

The Board believes Goldenwise has failed to meaningfully respond to these basic requests. Goldenwise has offered no specific operational plan and failed to support its demand for Board seats. Instead, its responses consisted of general references to "governance," "shareholder confidence," "capital allocation," and "transparency," followed by demands for Board seats. In other words, Goldenwise’s only specific proposal that differs from the Company's existing strategy is to install Mr. Ding and his handpicked nominees on the Board.

Goldenwise's Evolving Demands Cannot Be Taken Seriously

Goldenwise's demands regarding Board composition have also repeatedly changed. On June 4, Mr. Ding proposed expanding the then existing three-member Board to six members by adding three "shareholder representatives." He later demanded that the number of Board seats be doubled to eight by adding himself and three nominees, and he imposed a five-business-day deadline for the Board to accept or reject that demand. The Goldenwise July 10 amended Schedule 13D filing then sought "at least" three new directors and states that fewer might suffice if Mr. Han leaves the Board.

The implications are plain: a 6.9% shareholder is effectively asking the other 93.1% of shareholders to accept a Board structure that would place at least half of the Board decision making authority in the hands of its slate. Goldenwise reports acquiring its position for approximately $2.60 million, potentially using margin financing, while the Board oversees in excess of $90 million in Company cash. That mismatch does not disqualify Goldenwise from being heard, but it underscores why the Board could not responsibly confer such extraordinary influence without a compelling strategic rationale, complete new director nominee diligence, and determine that the arrangement is in the best interests of all shareholders. The Board believes Goldenwise has not provided a compelling strategic rationale for that level of representation, and the required nominee diligence remains incomplete. Instead, Mr. Ding has threatened numerous hostile public and private actions if the Board does not acquiesce to his preferred outcome, including pre-empting any future acquisitions without first establishing a strong command of our business. Instead of constructive engagement, Goldenwise offers an ultimatum accompanied by a media and litigation checklist.

Goldenwise Demands Transparency While Its Own Disclosures Raise Serious Questions

In a director questionnaire signed on June 24, 2026, Mr. Ding disclosed interests in Phunware labeled “short put option: 495” and “short call option (hedge): 10453,” but did not provide sufficient information to determine the instruments’ terms, current status, or economic effect.

Goldenwise's July 10 Schedule 13D filing does not describe those put and call positions in Item 6. Instead, Item 6 refers only to relationships among Mr. Ding and the Goldenwise entities. Item 6 of Schedule 13D calls for disclosure of contracts, arrangements, understandings, or relationships involving issuer securities, expressly including puts, calls, and similar arrangements. This apparent discrepancy requires explanation. The Company is evaluating the matter with its advisers and reserves all of its rights and remedies; it is troubling that Goldenwise has not provided a complete and intelligible account of its own exposure to Phunware securities while apparently seeking substantial influence over the Company’s Board and business strategy.

Also, the Company understands that a public 2020 complaint named Mr. Ding and Goldenwise Capital Management, Inc. as defendants and alleged professional negligence and breach of fiduciary duty arising from approximately $1.3 million in alleged investment losses over several days. That notwithstanding, Mr. Ding's signed questionnaire answered "No" to a question asking whether, during the prior ten years, he had been the subject of a legal proceeding involving breach of fiduciary duty, gross negligence, or similar conduct.

These are not mere technicalities. These matters bear directly on the credibility, completeness and accuracy of statements and nominations made by Mr. Ding and Goldenwise.

Goldenwise even gets the minor details wrong. For example, its claim that the Company "hired two lawyers" to avoid shareholder engagement is incorrect: one individual is the Company's General Counsel and an executive officer of the Company and the other is outside counsel to the Company. A basic understanding of the Company’s management team would reveal this. Moreover, their dual participation is routine and prudent where communications involve potential proxy activity, threatened litigation, confidentiality, and securities law obligations.

Goldenwise Rewrites Board History

The Goldenwise Materials repeatedly measure events from January 2024 and portray them as part of Mr. Elliot Han's tenure as Chairperson or the “Elliot Han Governance Model.” Goldenwise conflates two distinct periods: Mr. Han’s service as one of several independent directors began in January 2024 and his service as Board Chairperson began 20 months later in October 2025. Rahul Mewawalla served as Board Chairperson from October 2024 to October 2025, and Stephen Chen served as Board Chairperson during the remainder of 2024. The Goldenwise measurement and portrayal of Mr. Han are not minor chronological errors. Mr. Han, during his service as one of several independent directors, obviously did not control or lead the Board, management, corporate strategy, or capital allocation.

Goldenwise omits that Mr. Han was the key Board member voice who advocated for the Company’s 2024 At-the-Market (ATM) equity offering program that provided needed liquidity for and helped stabilize the balance sheet of the Company that Goldenwise now cites as evidence of undervaluation.

In the short period that Mr. Han has been Chairperson, the Board has sharpened the Company's strategic focus, appointed Dmitry Kroshka as Chief Executive Officer to lead the 2.0 Strategy, and engaged an experienced product team led by Michael Cerda.

Goldenwise Financial Assessments Lack Credibility

Goldenwise’s central financial narrative, by subtracting the Company’s current equity market capitalization from the historical amount of capital raised, is that $80 million of corporate assets was spent, lost, or destroyed. That analysis itself suggests a fundamental lack of financial understanding and credibility. Market capitalization is the market’s valuation of outstanding equity at a point in time; capital raised is a financing inflow. Subtracting one from the other is not a measure of cash usage, investment loss, operating loss, or capital preserved.

As of March 31, 2026, Phunware held approximately $97.9 million in cash and cash equivalents and had no debt. The capital that the Goldenwise Materials references as having been raised in 2024, prior to Mr. Han’s appointment as Board Chairperson, substantially remains on the Company’s balance sheet today and provides meaningful flexibility to invest in research and development, intellectual property, and organic and inorganic growth.

Additionally, Goldenwise also omits recent financial operating improvements. The Company’s net loss narrowed to $3.2 million in the first quarter of 2026 from $3.7 million in the prior-year period, net cash used in operations declined to $2.7 million from $3.3 million, and gross margin improved to 70.8% from 52.2%.

Phunware is Executing a Strategy, Not a Slogan

The Company’s 2.0 Strategy is a deliberate plan to unify Phunware’s mobile, location-aware, and customer-engagement capabilities into an AI-enabled Guest Intelligence Platform for hospitality, healthcare, and other complex physical environments. It is led by Chief Executive Officer Dmitry Kroshka, who has advised the Company on this strategy beginning in October 2025, and is supported by a seasoned product team led by Michael Cerda, who joined Phunware in May 2026 to help accelerate and scale product development. The Company has deliberately prioritized strengthening its product foundation, building out its senior leadership team to execute 2.0, and prudently deploying capital befitting each stage of this transition. That work is already producing results in such a short period of time, including the following:

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AI Concierge, Phunware’s generative AI module integrated with its proprietary wayfinding, has been commercially released, with customer engagement approximately 40% above internal forecasts.
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Customer retention remained above 95% across the Company’s core verticals.
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The Company introduced two purpose-built hospitality product tiers and launched a refined product portfolio and redesigned its corporate website.

New Investor Relations Initiatives to Support the 2.0 Strategy

Phunware intends to pursue initiatives lead by its Chief Executive Officer to provide shareholders with a regular cadence of communication and greater Company visibility into its 2.0 Strategy, which are expected to include some or all of the following:

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Investor webinars on the 2.0 Strategy. Hosted by management in the coming weeks alongside upcoming platform and product announcements, with details to be announced separately.
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Regular press release communications. Increased communications providing updates on ongoing events, initiatives, and thought leadership.
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Comprehensive investor presentation. Posted to the Company’s investor relations portal and updated as needed.
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Presence at key investor and industry conferences. Including showcasing the Company’s productized hospitality offering and AI Concierge module and Itinerary Planner.

About Phunware

Phunware, Inc. (NASDAQ: PHUN) is an enterprise software company specializing in mobile app solutions for hospitality, healthcare and other large property related customers, with integrated intelligent capabilities. We provide businesses with the tools to create, implement, and manage custom mobile applications, analytics, digital advertising, and location-based services. Phunware is transforming mobile engagement by delivering scalable, personalized, and data-driven mobile app experiences.

Phunware’s mission is to achieve unparalleled connectivity and monetization through the widespread adoption of Phunware mobile technologies, leveraging brands, consumers, partners, and market participants. Phunware is poised to expand its software products and services audience through new generative AI products and product enhancements which are in development, utilize and monetize its patents and other intellectual property, and focus on serving its enterprise customers and partners.

For more information on Phunware, please visit www.phunware.com.

Safe Harbor / Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, our objectives for future operations, the development and commercial rollout of our Product 2.0 strategy and Guest Intelligence Platform, the performance and adoption of our AI Concierge, AI Itinerary Builder, and Location-Aware Data Layer capabilities, the expansion of our product offering into adjacent end markets, and the timing of upcoming investor and industry events, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” and similar expressions are intended to identify forward-looking statements.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. These forward-looking statements involve risks, uncertainties, and other assumptions that may cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the SEC. We undertake no obligation to update any forward-looking statements.

By their nature, forward-looking statements involve risks and uncertainties. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those expressed or implied by these forward-looking statements.

Investor Relations Contact:

Chris Tyson, Executive Vice President

MZ Group – MZ North America

949-491-8235

PHUN@mzgroup.us

www.mzgroup.us